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                                                                     EXHIBIT 4.6



                              AMENDED AND RESTATED
                 REGISTRATION AND INFORMATIONAL RIGHTS AGREEMENT

        This Amended and Restated Registration and Informational Rights Agreement (the "Agreement") is made and entered into as of June 30, 1999, by and between UNIVERSAL ACCESS, INC., a Delaware corporation (the "Company"), and the persons executing this Agreement in the space provided on the signature page hereto (each, a "Holder" and collectively, the "Holders").


                                   WITNESSETH:

        A. Certain of the Holders (the "Original Holders") and the Company entered into Registration and Informational Rights Agreements (the "Original Registration Rights Agreements"), each dated February 8, 1999, in connection with the Original Holders' purchase of the Company's Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Shares").

        B. Pursuant to a Stock Purchase Agreement dated as of the date hereof between the Company and each Holder, each Holder has agreed to purchase shares of Series D Cumulative Convertible Preferred Stock of the Company (the "Series D Preferred Shares") convertible into shares of common stock of the Company, $.01 par value per share (the "Common Stock").

        C. As additional consideration for the purchase of the Series D Preferred Shares by the Holder, the Company desires to grant to each Holder registration and informational rights with respect to the Common Stock and the Company and the Original Holders desire to amend and restate the Original Registration Rights Agreements in their entirety.

        NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows, and the Company and the Original Holders agree that the Original Registration Rights Agreements are amended and restated in their entirety to read as follows:

        1. (a) Piggyback Registration. If the Company files a registration statement (other than a registration statement on Form S-4, Form S-8, or on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (as hereinafter defined)) with the Securities and Exchange Commission (the "Commission") while any Registrable Securities are outstanding, the Company shall give each Holder at least 30 days' prior written notice of the filing of such registration statement. If requested by a Holder in writing within 20 days after receipt of any such notice, the Company shall register all or, at such Holder's option, any portion of such Holder's Registrable Securities concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges, if any, on which the Company's Common Stock is being sold or on the over-the-counter




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

market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable.

        As used herein, "Registrable Securities" shall mean (i) the shares of Common Stock acquired or to be acquired by a Holder pursuant to the conversion of the Series B Preferred Shares or the Series D Preferred Shares (together with the Series B Preferred Shares, collectively, the "Preferred Shares") or any warrants (the "Warrants") to acquire Series B Preferred Shares which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of, the Preferred Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Section 1 are not assigned.

           (b) S-3 Registration Rights. If, and only if, the Company is eligible to file a Registration Statement on Form S-3 (or any equivalent successor form) and the Company shall receive from Holders of at least 20% of the then outstanding Registrable Securities a written request or requests that the Company prepare and file a Registration Statement on Form S-3 (or any equivalent successor form) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1(b) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000).

               Subject to the foregoing, the Company shall file and use its best efforts to prepare and file a registration statement covering the Registrable Securities and other securities so requested to be registered, and to cause the registration statement to become effective, as soon as practicable after receipt of the request or requests of the Holders.

           (c) Demand Registration. If, at any time during (x) the three-year period commencing after the closing of a firmly underwritten public offering of the Company's common stock resulting in net proceeds to the Company of at least $15,000,000 at a per share price of at least $5.00 (as adjusted for any stock split, combination, recapitalization or exchange) (a "Qualified Public Offering") by the Company or (y) the five-year period commencing February 5, 2002 and ending February 5, 2007, the Company shall receive a written request from Holders who in the aggregate




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own at least 50% of the total number of Preferred Shares to register the sale of all or part of such Registrable Securities, the Company shall, as promptly as practicable, and in any event not later than 45 days after such request, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Securities and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to prepare, file and use its best efforts to cause to become effective, two such registration statements. The Company shall not be obligated to effect any registration of its securities pursuant to this Section within nine months after the effective date of a previous registration statement. Within three business days after receiving any request contemplated by this Section, the Company shall give written notice to all the other Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Holder's Registrable Securities, provided that the Company receives a written request to do so from such Holder within 30 days after receipt.

           (d) Underwriting. If a registration pursuant to Section 1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant hereto. The Company shall (together with all Holders proposing to distribute their securities through such underwriting), if requested by the underwriter, enter into an underwriting agreement in customary form with a managing underwriter selected for such underwriting by the Company and, in the case of a registration pursuant to Section 1(c) only, reasonably acceptable to a majority of the Holders proposing to distribute securities through such underwriting. The underwriting agreement shall also satisfy the conditions described in Section 1(n) below. Notwithstanding any other provision of this Section 1, if the managing underwriter advises the Company in writing that market factors require exclusion of shares to be sold by selling stockholders, or a limitation of the number of shares to be so sold, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof and including any holders of Common Stock (the "Series A Registrable Securities") acquired upon conversion of Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") entitled to participate in the registration (the "Series A Holders") (except those Holders or Series A Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities or Series A Registrable Securities through such underwriting) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or Series A Registrable Securities held by such Holders or Series A Holders at the time of filing the registration statement. No Registrable Securities or Series A Registrable Securities excluded from the underwriting by reason of the underwriter market limitation shall be included in such registration.

        Notwithstanding anything to the contrary herein, (a) no reduction shall be made with respect to securities offered by the Company for its own account in connection with the Company's initial registered public offering, (b) in any subsequent offering, the securities registered by the Holders owning Preferred Shares for their own account pursuant to such offering, together with securities registered by any Series A Holder, may not be reduced below twenty percent (20%) of the shares





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included in such offering, and (c) in any offering undertaken pursuant to
Section 1 hereof, no reduction in the securities to be registered by any Holder shall occur until all other securities, other than those offered by the Company or by the Series A Holders, have been excluded from such offering. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. In such event, the Registrable Securities and/or other securities held by such Holder affected shall be withdrawn from registration. However, if such withdrawal is made, the registration will be deemed to have been completed with respect to the withdrawing Holder for purposes of determining whether the Company has satisfied its registration obligations under this Section 1.

        If the managing underwriter of any underwritten offering pursuant to
Section 1(a) shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Holders shall delay the offering and sale of the Registrable Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed [90] days (the "Delay Period"), as the managing underwriter shall request, provided that no such delay shall be required as to any Registrable Securities if any securities of the Company are included in such registration statement and eligible for sale during the Delay Period for the account of any person other than the Company and the Holders unless the securities included in such registration statement and eligible for sale during the Delay Period for such other person shall have been reduced pro rata to the reduction of the Registrable Securities which were requested to be included and eligible for sale during the Delay Period in such registration.

                (e) Definition of Expenses.

                      (i) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 1 hereof, including, without limitation, all registration, filing and qualification fees, underwriters expense allowances, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                      (ii) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities in the registration and all fees and disbursements of any special counsel (other than the Company's regular counsel) for any Holder (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

           (f) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1(a) and 1(b) shall be borne by the Company. All Registration Expenses incurred in connection with any registration pursuant






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to Section 1(c), and all Selling Expenses incurred in connection with any registration pursuant to Section 1, shall be borne by the Holders of the securities so registered, pro rata on the basis of the number of shares so registered (provided that each Holder shall bear the full amount of the fees and disbursements of any counsel retained by it).

           (g) In the event of a registration pursuant to the provisions of this
Section 1, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 1(g) in which it is not otherwise required to qualify to do business.

           (h) In the event of a registration pursuant to the provisions of this
Section 1, the Company shall prepare and file with the Commission a registration statement with respect to the Registrable Securities requested to be registered and use its best efforts to cause such registration statement to become effective, and shall keep effective any registration or qualification contemplated by this Section 1 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holders to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of 24 months from the date on which the Holders are first free to sell all such Registrable Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

           (i) In the event of a registration pursuant to the provisions of this
Section 1, the Company shall promptly furnish to the Holders such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Holders may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

           (j) In the event of a registration pursuant to the provisions of this
Section 1, the Company shall promptly furnish the Holders with an opinion of its counsel to the effect that (i) the registration statement has become effective under the Securities Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration





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statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, comply as to form with the Securities Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. The opinions described in clauses (ii) and (iii) of the preceding sentence shall be delivered only if the registration is made pursuant to an underwritten public offering and the underwriter requires similar opinions to be delivered by Company counsel as a closing condition. In such an underwritten offering, if required by the underwriter, the opinion also shall state the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of Section 1(g).

                (k) The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, the Company agrees to:

                (i) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after 90 days after the effective date of the first registration statement filed by the Company;

                (ii) at any time when the Company is eligible to file a registration statement on Form S-3 (or any successor form), take such action, including the voluntary registration of its Common Stock under
        Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"), as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective or such earlier date as may be required by any stock exchange or quotation system upon which the Common Stock may be traded;

                (iii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (iv) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request: (i) a written statement by the Company that it has used its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), complied in all material respects with the reporting requirements of the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in order to permit any Holder to avail itself of any





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        rule or regulation of the Commission or any state securities authority which permits the selling of any such securities without registration or pursuant to such form.

           (l) The Company shall notify the Holders promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

           (m) The Company shall promptly notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Holders prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

           (n) If requested by the underwriter for any underwritten offering of Registrable Securities on behalf of the Holders, the Company and the Holders will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company, and the Company's counsel, the Holders and the underwriter, and such agreement shall contain such representations and warranties by the Company and the Holders and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent (but in no event greater than those) provided in
Section 2 hereof.

        2. Indemnification. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act, from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 2, but not be limited to, attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or
(B) in any application or other document or communication (in this Section 2 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished





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by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

                (a) If any action is brought against a Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (the failure to notify the Company within a reasonable time of the commencement of any such action, to the extent prejudicial to the Company's ability to defend such action, shall relieve the Company of liability to the indemnified party pursuant to this Section 2(a), but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 2(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties), provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 2 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respective of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify such Holder of the commencement of any litigation or proceedings against the Company or any of it officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.





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

                (b) Each Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by such Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnify from the Company to the Holder in Section 2(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 2(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 2(a). Notwithstanding the foregoing, the liability of each Holder under this
Section 2 shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold as contemplated herein.

                (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 2(a) or 2(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such cases, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and each Holder as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, (after contribution from others) on the basis of relevant equitable considerations such as the relative fault of the Company and such Holder in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Holder, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission.

               The Company and the Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 2(c).





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

Notwithstanding anything to the contrary contained herein, the liability of each Holder under this Section 2(c) shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities as contemplated herein. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this
Section 2(c), each person, if any, who controls any Holder within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of any Holder or control person shall have the same rights to contribution as such Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 2(c). Anything in this Section 2(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 2(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

        3. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee of such securities: (i) if such transferee or assignee was a Holder of Registrable Securities hereunder prior to such transfer, (ii) if such transfer is made in connection with the transfer of all Registrable Securities held by the transferor, (iii) if such transferee or assignee acquires at least 600,000 shares (as adjusted for any stock split, combination, recapitalization or exchange) of the then outstanding Registrable Securities; or (iv) in connection with a distribution by such Holder, to any partner, former partner, member, former member, stockholder or former stockholder, or the estate of any such person, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, however, that such assignment shall be effective only if immediately following such transfer the transferee is bound by the terms and conditions of this Agreement and such transfer of any Registrable Securities is lawful under all applicable securities laws.

        4. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Preferred Shares and the Series A Preferred Stock then outstanding, voting together as a single class, enter into any agreement with any holder or prospective holder of any securities of the Company which would: (i) allow such holder or prospective holder to include such securities in any registration filed by the Company, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that this inclusion of such holder securities will not reduce the amount of the Registrable Securities of Holders which is included; (ii) permit such holder or prospective holder to require the Company to initiate any registration of any securities of the Company; or (iii) otherwise be in conflict with the terms hereof.

        5. Market Stand-off Agreement. Each Holder agrees that, in connection with the Company's initial underwritten public offering of Common Stock, upon request of the Company or the underwriters managing such underwritten offering of Common Stock, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock (other than Common Stock included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters and as is agreed to by each beneficial owner of 1% or more of the outstanding Common Stock and each officer and director of the Company.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

        6. Information Rights

           (a) Financial Information. The Company will provide financial information to (i) each Holder of Preferred Shares and (ii) any previous Holder of Preferred Shares who after converting the Preferred Shares owns 5% or more of the Company's Common Stock into which the Preferred Shares are convertible or have been converted. The financial information requirements are (i) unaudited quarterly financial statements delivered within 60 days of the end of the quarter; (ii) annual audited financial statements (commencing with the fiscal year ending December 31, 1999) delivered within 120 days of the end of the fiscal year; (iii) as soon as practicable (and in any event within ten (10) days), copies of any reports or communications delivered to any class of the Company's security holders; (iv) within 20 days after the end of each month, an unaudited balance sheet, statement of operations and of cash flows and comparison to prior year results and budget for and as of the end of such month;
(v) as soon as practicable, but in any event 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and (vi) within 30 days after the end of each fiscal quarter, a report on operational highlights with respect to such quarter.

           (b) Inspection Rights. Each Holder owning at least 400,000 Preferred Shares shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times; provided, however, that the Company shall not be obligated to grant inspection rights under this Section 6(b) to a Holder who is a competitor of the Company or with respect to information which the Company determines in good faith is confidential; and provided further that the Company shall be obligated to disclose confidential information to a Holder only if the Holder enters into such confidentiality agreements as are reasonably requested by the Company.

           (c) Termination of Information Covenants. The covenants set forth in this Section 6 shall terminate and be of no further force or effect immediately upon the closing of a Qualified Public Offering.

        7. Miscellaneous.

           (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, the Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

           (b) Agreements and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by the parties hereto.

           (c) Notices. Except as otherwise specified herein, any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow) on or before 5:00 p.m., central time, on a business day or, if the day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

               If to the Company:

               Universal Access, Inc.
               100 North Riverside Plaza
               Suite 2200
               Chicago, Illinois 60606
               Phone: 312-660-5000
               Fax: 312-660-5050

               With a copy to:

               Shefsky & Froelich Ltd.
               444 North Michigan Avenue
               Suite 2500
               Chicago, Illinois 60611
               Attn: Mitchell D. Goldsmith, Esq.
               Phone: 312-836-4006
               Fax: 312-527-3194

and if to a Holder, at its address as shown on the stock records of the Company; or such other address as any such party shall deliver to the Company.

           (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation transferees or assignees of the Registrable Shares subject to Section 3.

           (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (f) Headings. The headings in this Agreement are for convenience of references only and shall not limit or otherwise affect the meaning hereof.

           (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to its conflicts of law provisions.

           (h) Severability. In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions contained herein shall not be affected or impaired thereby.

           (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are not restrictions, promises warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.

           (j) Future Purchasers. The Company shall not grant to holders of any of its equity securities registration rights superior to those granted to the Holders hereunder unless the Company (i) obtains the prior written consent of the holders of a majority of the Registrable Securities or (ii) grants equal rights to the Holders. The Company shall not grant registration rights with respect to the Common Stock outstanding at the closing of the Preferred Shares.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.




                                        UNIVERSAL ACCESS, INC.

                                        By: /s/ PATRICK SHUTT
                                           -------------------------------------
                                        Name:  Patrick Shutt
                                        Title: President


                                        HOLDERS:

                                        COMMUNICATIONS VENTURES III, L.P.



                                        By:
                                           -------------------------------------
                                        Name:  Roland A. Van der Meer
                                        Title: Managing Member

                                        COMMUNICATIONS VENTURES III CEO &
                                        ENTREPRENEURS' FUND, L.P.


                                        By:
                                           -------------------------------------
                                        Name:  Roland A. Van der Meer
                                        Title: Managing Member

                                        INTERNET CAPITAL GROUP, INC.



                                        By:
                                           -------------------------------------
                                        Name:  Robert A. Pollan
                                        Title: Managing Director

                                        SOUTHERN CROSS INDUSTRIES L.L.C.

                                        By: /s/ Signature Illegible
                                           -------------------------------------
                                        Name:  Nienke A. Nooteboom
                                        Title: Managing Member



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        STRATEGIC TIMING INVESTORS
                                        CORPORATION



                                        By:
                                           -------------------------------------
                                        Name:  Luis D. Piana
                                        Title: President